Exhibit 99.2

SECOND ADDENDUM TO
APPENDIX A OF
THIRD AMENDED AND RESTATED SERVICE AGREEMENT

This Second Addendum to Appendix A of that certain Third Amended and Restated Service Agreement (the "Addendum") is entered into as of this 16th day of October, 2019, by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3075 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Third Amended and Restated Service Agreement as of April 23, 2019 (the “Agreement”) to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended, added, or deleted in as set forth in further detail in Exhibit A hereto.

2. Effective Date:  The amendments, additions, and deletions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Second Addendum to Service Agreement
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Servicing LLC

By:  /s/ Sallie Komitor
Name:  Sallie Komitor
Title: President, Chief Services Officer

Comenity Bank

By:  /s/ John Marion
Name:  John Marion
Title:  President

Second Addendum to Service Agreement
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.
Service	Performance Standard	Measuring Period	Amended/ Added
Complaints Management
•   Identify, capture, respond to and document complaints in system of record in accordance with definitions and requirements of the Bank policies and procedures.
•    Other complaint management services, as requested.

Servicer to provide an action plan on newly identified complaint reduction initiatives and/or updates on actions taken and progress made on existing initiatives, no less than once a month. This will be done via a monthly meeting between reduction initiative owners within the FLOD, and other key stakeholders as appropriate.
		M	Amended
	Servicer will maintain a first case resolution percentage of 83% for all Tier 3 complaints. First case resolution will be defined for complaints as no additional complaint opened within 30 days.	M	Amended

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix A to the Agreement.
Service	Performance Standard	Measuring Period	Deleted
Complaints Management
•    Identify, capture, respond to and document complaints in system of record in accordance with definitions and requirements of the Bank policies and procedures.
•    Other complaint management services, as requested.
	Servicer will provide updated action plans, within 30 days of identified miss, for identified complaint risk referrals that exceed the established tolerance level.	Ad-hoc	Deleted
Fraud
•    Provide Fraud services and platform to prevent, detect, mitigate and investigate fraud on cardholders’ accounts, which includes transaction monitoring, strategy design and analysis, fraud loss reporting, customer fraud claim resolution, and document retention to comply with applicable laws and regulations.
•    Create and monitor alerts, develop strategies, and perform other necessary functions in order to detect, mitigate, and prevent card and fraud on our accounts.
	Service 80% of inbound fraud calls within 25 seconds or less.	M	Deleted
	Review and respond to written documentation requests for deposit fraud activity within 20 calendar days of receiving correspondence	M	Deleted
	Notify all applicants of action taken within 25 calendar days of receiving a completed deposit fraud evaluation.	M	Deleted

Second Addendum to Service Agreement
Comenity Bank/Comenity Servicing LLC